CFO Commentary on Fourth Quarter and Fiscal 2026 Results
Q4 Fiscal 2026 Summary

GAAP
($ in millions, except earnings per share)	Q4 FY26	Q3 FY26	Q4 FY25	Q/Q	Y/Y
Revenue	$68,127	$57,006	$39,331	20%	73%
Gross margin	75.0%	73.4%	73.0%	1.6 pts	2.0 pts
Operating expenses	$6,794	$5,839	$4,689	16%	45%
Operating income	$44,299	$36,010	$24,034	23%	84%
Net income	$42,960	$31,910	$22,091	35%	94%
Diluted earnings per share	$1.76	$1.30	$0.89	35%	98%

Non-GAAP
($ in millions, except earnings per share)	Q4 FY26	Q3 FY26	Q4 FY25	Q/Q	Y/Y
Revenue	$68,127	$57,006	$39,331	20%	73%
Gross margin	75.2%	73.6%	73.5%	1.6 pts	1.7 pts
Operating expenses	$5,102	$4,215	$3,378	21%	51%
Operating income	$46,107	$37,752	$25,516	22%	81%
Net income	$39,552	$31,767	$22,066	25%	79%
Diluted earnings per share	$1.62	$1.30	$0.89	25%	82%

Revenue by Reportable Segments
($ in millions)	Q4 FY26	Q3 FY26	Q4 FY25	Q/Q	Y/Y
Compute & Networking	$61,651	$50,908	$36,036	21%	71%
Graphics	6,476	6,098	3,295	6%	97%
Total	$68,127	$57,006	$39,331	20%	73%

Revenue by Market Platform
($ in millions)	Q4 FY26	Q3 FY26	Q4 FY25	Q/Q	Y/Y
Data Center	$62,314	$51,215	$35,580	22%	75%
Compute	51,334	43,028	32,556	19%	58%
Networking	10,980	8,187	3,024	34%	263%
Gaming	3,727	4,265	2,544	(13)%	47%
Professional Visualization	1,321	760	511	74%	159%
Automotive	604	592	570	2%	6%
OEM and Other	161	174	126	(7)%	28%
Total	$68,127	$57,006	$39,331	20%	73%
Fiscal 2026 Summary

GAAP
($ in millions, except earnings per share)	FY26	FY25	Y/Y
Revenue	$215,938	$130,497	65%
Gross margin	71.1%	75.0%	(3.9) pts
Operating expenses	$23,076	$16,405	41%
Operating income	$130,387	$81,453	60%
Net income	$120,067	$72,880	65%
Diluted earnings per share	$4.90	$2.94	67%

Non-GAAP
($ in millions, except earnings per share)	FY26	FY25	Y/Y
Revenue	$215,938	$130,497	65%
Gross margin	71.3%	75.5%	(4.2) pts
Operating expenses	$16,694	$11,716	42%
Operating income	$137,300	$86,789	58%
Net income	$116,997	$74,265	58%
Diluted earnings per share	$4.77	$2.99	60%

Revenue by Reportable Segments
($ in millions)	FY26	FY25	Y/Y
Compute & Networking	$193,479	$116,193	67%
Graphics	22,459	14,304	57%
Total	$215,938	$130,497	65%

Revenue by Market Platform
($ in millions)	FY26	FY25	Y/Y
Data Center	$193,737	$115,186	68%
Compute	162,361	102,196	59%
Networking	31,376	12,990	142%
Gaming	16,042	11,350	41%
Professional Visualization	3,191	1,878	70%
Automotive	2,349	1,694	39%
OEM and Other	619	389	59%
Total	$215,938	$130,497	65%
We specialize in markets where our computing platforms can provide tremendous acceleration for applications. These platforms incorporate processors, interconnects, software, algorithms, systems, and services to deliver unique value. Our platforms address four large markets where our expertise is critical: Data Center, Gaming, Professional Visualization, and Automotive.
Revenue
Revenue for the fourth quarter was a record $68.1 billion, up 73% from a year ago and up 20% sequentially. Fiscal year revenue was a record $215.9 billion, up 65% from a year ago.
Data Center revenue for the fourth quarter was a record $62.3 billion, up 75% from a year ago and up 22% sequentially, driven by the major platform shifts – accelerated computing and AI. For the fourth quarter, hyperscaler revenue increased and remained our largest customer category at slightly over 50% of Data Center revenue, while growth was led by the rest of our Data Center customers as revenue diversified.
Data Center compute revenue was a record $51.3 billion, up 58% from a year ago and up 19% sequentially. Networking revenue was a record $11.0 billion, up 263% from a year ago and up 34% sequentially from the introduction and continued ramp of NVLink™ compute fabric for GB200 and GB300 systems and the growth of Ethernet and InfiniBand platforms.
Gaming revenue for the fourth quarter was up 47% from a year ago, driven by strong Blackwell demand. Gaming revenue was down 13% sequentially as channel inventory naturally moderated following a season of strong holiday demand. We expect supply constraints to be a headwind to Gaming in the first quarter of fiscal 2027 and beyond.
Professional Visualization revenue for the fourth quarter was up 159% from a year ago and up 74% sequentially, driven by exceptional demand for Blackwell.
Automotive revenue for the fourth quarter was up 6% from a year ago and up 2% sequentially, driven by continued adoption of our self-driving platforms.
Gross Margin
GAAP and non-GAAP gross margins for the fourth quarter increased from a year ago on lower inventory provisions. GAAP and non-GAAP gross margins increased sequentially as Blackwell continued to ramp with an improved mix and cost structure.
Expenses
GAAP operating expenses for the fourth quarter were up 45% from a year ago and up 16% sequentially, and non-GAAP operating expenses were up 51% from a year ago and up 21%

sequentially. The fourth quarter GAAP increases from a year ago were driven by higher compensation and benefits expense due to employee growth, and compute and infrastructure costs. The non-GAAP increases were driven by compute and infrastructure costs and compensation and benefits. The fourth quarter GAAP and non-GAAP sequential increase was driven by engineering development materials for new product introductions and compute and infrastructure costs.
Other Income & Expense and Income Tax
GAAP other income and expense (OI&E) includes interest income, interest expense, and unrealized non-marketable and publicly-held equity securities gains or losses. Non-GAAP OI&E excludes unrealized non-marketable and publicly-held equity securities gains or losses.
Interest income for the fourth quarter was $568 million, up from a year ago and down sequentially, driven by changes in cash, cash equivalents, and debt securities. Net other income for the fourth quarter was $5.6 billion, driven by unrealized gains in non-marketable and publicly-held equity securities, including gains from our previously announced investment in Intel’s common stock.
GAAP effective tax rate for the fourth quarter and fiscal year was 14.8% and 15.1%, respectively, an increase from a year ago primarily due to a lower impact from stock-based compensation tax benefits. Non-GAAP effective tax rate for the fourth quarter and fiscal year was 15.4% and 16.1%, respectively.
Balance Sheet and Cash Flow
Cash, cash equivalents and marketable securities were $62.6 billion, up from $43.2 billion a year ago and $60.6 billion a quarter ago. The increases primarily reflect higher revenue, partially offset by outlays for an intellectual property license, strategic investments and stock repurchases.
Accounts receivable was $38.5 billion with 51 days sales outstanding (DSO), down from 53 days sequentially, driven by timing of cash collections.
Inventory was $21.4 billion, up from $19.8 billion sequentially, and total supply-related commitments were $95.2 billion. We have strategically secured inventory and capacity to meet demand beyond the next several quarters.
Multi-year cloud service agreements were $27.0 billion, up from $26.0 billion sequentially, to support the growing needs of our research and development efforts.
Cash flow from operating activities was $36.2 billion, up from $16.6 billion a year ago and up from $23.8 billion a quarter ago. The year-on-year and sequential increases reflect growth in revenue.
We returned $4.1 billion to shareholders in the fourth quarter through $3.8 billion of share repurchases and $243 million of cash dividends. In fiscal 2026, we returned $41.1 billion to shareholders through $40.1 billion of share repurchases and $974 million of cash dividends.
Outlook
Beginning in the first quarter of fiscal 2027, we will include stock-based compensation expense in our non-GAAP financial measures. Stock-based compensation is a foundational component of our compensation program to attract and retain world-class talent.
Outlook for the first quarter of fiscal 2027 is as follows:
•Revenue is expected to be $78.0 billion, plus or minus 2%. We are not assuming any Data Center compute revenue from China in our outlook.
•GAAP and non-GAAP gross margins are expected to be 74.9% and 75.0%, respectively, plus or minus 50 basis points, inclusive of a 0.1% impact from stock-based compensation expense.

•GAAP and non-GAAP operating expenses are expected to be approximately $7.7 billion and $7.5 billion, respectively, inclusive of $1.9 billion of stock-based compensation expense.
For the full year fiscal 2027, we expect GAAP and non-GAAP tax rates to be between 17.0% and 19.0%, excluding any discrete items and material changes to our tax environment.
______________
For further information, contact:

Toshiya Hari	Mylene Mangalindan
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
toshiyah@nvidia.com	mmangalindan@nvidia.com
Non-GAAP Measures
To supplement NVIDIA’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, and free cash flow. For NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. The reconciliations for fiscal years 2025 and 2026 adjust the related GAAP financial measures to exclude stock-based compensation expense, acquisition-related and other costs, other, gains/losses from non-marketable and publicly-held equity securities, net, interest expense related to amortization of debt discount, and the associated tax impact of these items where applicable. Beginning in the first quarter of fiscal 2027, NVIDIA’s non-GAAP financial measures will no longer exclude stock-based compensation expense. Free cash flow is calculated as GAAP net cash provided by operating activities less both purchases related to property and equipment and intangible assets and principal payments on property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies.
Certain statements in this CFO Commentary including, but not limited to, statements as to: expectations with respect to growth, performance and benefits of our products, services, and technologies, including Blackwell, and related trends and drivers; expectations with respect to supply and demand for our products, services, and technologies, including Blackwell, and related matters including inventory, production and distribution; expectations with respect to our third party arrangements, including with its collaborators and partners; expectations with respect to technology developments, including Vera Rubin, and related trends and drivers; our future cash dividends or other returns to stockholders, our financial and business outlook for the first quarter of fiscal 2027 and beyond; projected market growth and trends; expectations with respect to AI and related industries; and other statements that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections based on management’s beliefs and assumptions and on information currently available to management and are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic and political conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing products and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; our ability to realize the potential benefits of business investments or acquisitions; and changes in applicable laws and regulations, as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

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© 2026 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, and NVLink are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	January 25,	October 26,	January 26,	January 25,	January 26,
	2026	2025	2025	2026	2025

GAAP cost of revenue	$17,034	$15,157	$10,608	$62,475	$32,639
GAAP gross profit	$51,093	$41,849	$28,723	$153,463	$97,858
GAAP gross margin	75.0%	73.4%	73.0%	71.1%	75.0%
Acquisition-related and other costs (A)	48	48	118	267	472
Stock-based compensation expense (B)	69	70	53	261	178
Other	(1)	—	—	3	(3)
Non-GAAP cost of revenue	$16,918	$15,039	$10,437	$61,944	$31,992
Non-GAAP gross profit	$51,209	$41,967	$28,894	$153,994	$98,505
Non-GAAP gross margin**	75.2%	73.6%	73.5%	71.3%	75.5%

GAAP operating expenses	$6,794	$5,839	$4,689	$23,076	$16,405
Stock-based compensation expense (B)	(1,564)	(1,585)	(1,268)	(6,125)	(4,559)
Acquisition-related and other costs (A)	(90)	(39)	(43)	(204)	(130)
Other	(38)	—	—	(53)	—
Non-GAAP operating expenses	$5,102	$4,215	$3,378	$16,694	$11,716

GAAP operating income	$44,299	$36,010	$24,034	$130,387	$81,453
Total impact of non-GAAP adjustments to operating income	1,808	1,742	1,482	6,913	5,336
Non-GAAP operating income	$46,107	$37,752	$25,516	$137,300	$86,789

GAAP total other income, net	$6,098	$1,926	$1,183	$11,063	$2,573
Gains from non-marketable equity securities and publicly-held equity securities, net	(5,491)	(1,354)	(727)	(8,918)	(1,030)
Other (C)	13	1	1	16	4
Non-GAAP total other income, net	$620	$573	$457	$2,161	$1,547

GAAP net income	$42,960	$31,910	$22,091	$120,067	$72,880
Total pre-tax impact of non-GAAP adjustments	(3,670)	389	756	(1,989)	4,310
Income tax impact of non-GAAP adjustments (D)	262	(532)	(781)	(1,129)	(2,925)
Tax expense from OBBBA*	—	—	—	48	—
Non-GAAP net income**	$39,552	$31,767	$22,066	$116,997	$74,265

Diluted net income per share
GAAP	$1.76	$1.30	$0.89	$4.90	$2.94
Non-GAAP**	$1.62	$1.30	$0.89	$4.77	$2.99

Weighted average shares used in diluted net income per share computation	24,432	24,483	24,706	24,514	24,804

GAAP net cash provided by operating activities	$36,190	$23,750	$16,628	$102,718	$64,089
Purchases related to property and equipment and intangible assets	(1,284)	(1,637)	(1,077)	(6,042)	(3,236)
Principal payments on property and equipment and intangible assets	(4)	(24)	(32)	(101)	(129)
Free cash flow	$34,902	$22,089	$15,519	$96,575	$60,724

*Tax expense included represents impact from OBBBA (One Big Beautiful Bill Act).
**Includes H20 charges/(releases), net, which were $4.5 billion and ($180 million) for the first and second quarter of fiscal 2026, respectively, and insignificant for both the third and fourth quarter of fiscal 2026.

(A) Acquisition-related and other costs are comprised of amortization of intangible assets, transaction costs, and certain compensation charges and are included in the following line items:
	Three Months Ended			Twelve Months Ended
	January 25,	October 26,	January 26,	January 25,	January 26,
	2026	2025	2025	2026	2025
Cost of revenue	$48	$48	$118	$267	$472
Research and development	$83	$35	$27	$176	$79
Sales, general and administrative	$7	$4	$16	$28	$51

(B) Stock-based compensation consists of the following:
	Three Months Ended			Twelve Months Ended
	January 25,	October 26,	January 26,	January 25,	January 26,
	2026	2025	2025	2026	2025
Cost of revenue	$69	$70	$53	$261	$178
Research and development	$1,217	$1,206	$955	$4,676	$3,423
Sales, general and administrative	$347	$379	$313	$1,449	$1,136

(C) Interest expense related to acquisition consideration discount to be paid in the future and amortization of debt discount.

(D) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard (ASU 2016-09).

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q1 FY2027 Outlook
($ in millions)
GAAP gross margin	74.9%
Impact of acquisition-related costs and other costs	0.1%
Non-GAAP gross margin*	75.0%

GAAP operating expenses	$7,700
Acquisition-related costs and other costs	(200)
Non-GAAP operating expenses*	$7,500

*Beginning in the first quarter of fiscal 2027, NVIDIA will include stock-based compensation expense in its non-GAAP financial measures. Stock-based compensation expense for the first quarter of fiscal 2027 is expected to have a 0.1% impact on non-GAAP gross margin and $1.9 billion in non-GAAP operating expenses.